Exhibit 99.1

UNITED STATES DISTRICT COURT

DISTRICT OF DELAWARE

EARL M. WHEBY, JR., Individually and On	)
Behalf of All Others Similarly Situated,	)
)
Plaintiff,	)	Case No.
)
v.	)	JURY TRIAL DEMANDED
)
MONOTYPE IMAGING HOLDINGS INC.,	)	CLASS ACTION
EILEEN A. CAMPBELL, GAY W. GADDIS,	)
ROGER J. HEINEN JR., SCOTT	)
LANDERS, PAMELA F. LENEHAN,	)
PETER J. SIMONE, TIMOTHY B.	)
YEATON, and DENISE F. WARREN,	)
)
Defendants.	)

COMPLAINT FOR VIOLATION OF THE SECURITIES EXCHANGE ACT OF 1934

Plaintiff, by his undersigned attorneys, for this complaint against defendants, alleges upon personal knowledge with respect to himself, and upon information and belief based upon, inter alia, the investigation of counsel as to all other allegations herein, as follows:

NATURE OF THE ACTION

1.    This action stems from a proposed transaction announced on July 26, 2019 (the “Proposed Transaction”), pursuant to which Monotype Imaging Holdings Inc. (“Monotype” or the “Company”) will be acquired by HGGC, LLC, Marvel Parent, LLC (“Parent”), and Marvel Merger Sub, Inc. (“Merger Sub,” and together with Parent, “Marvel”).

2.    On July 25, 2019, Monotype’s Board of Directors (the “Board” or “Individual Defendants”) caused the Company to enter into an agreement and plan of merger (the “Merger Agreement”) with Marvel. Pursuant to the terms of the Merger Agreement, Monotype’s stockholders will receive $19.85 in cash for each share of Monotype common stock they own.

3.    On August 26, 2019, defendants filed a proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the Proposed Transaction.

4.     The Proxy Statement omits material information with respect to the Proposed Transaction, which renders the Proxy Statement false and misleading. Accordingly, plaintiff alleges herein that defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “1934 Act”) in connection with the Proxy Statement.

JURISDICTION AND VENUE

5.    This Court has jurisdiction over the claims asserted herein pursuant to Section 27 of the 1934 Act because the claims asserted herein arise under Sections 14(a) and 20(a) of the 1934 Act and Rule 14a-9.

6.     This Court has jurisdiction over defendants because each defendant is either a corporation that conducts business in and maintains operations within this District, or is an individual with sufficient minimum contacts with this District so as to make the exercise of jurisdiction by this Court permissible under traditional notions of fair play and substantial justice.

7.    Venue is proper under 28 U.S.C. § 1391(b) because a substantial portion of the transactions and wrongs complained of herein occurred in this District.

PARTIES

8.    Plaintiff is, and has been continuously throughout all times relevant hereto, the owner of Monotype common stock.

9.    Defendant Monotype is a Delaware corporation and maintains its principal executive offices at 600 Unicorn Park Drive, Woburn, Massachusetts 01801. Monotype’s common stock is traded on the NASDAQ Global Select Market under the ticker symbol “TYPE.”

10.    Defendant Eileen A. Campbell is a director of the Company.

11.    Defendant Gay W. Gaddis is a director of the Company.

12.    Defendant Roger J. Heinen Jr. is a director of the Company.

13.    Defendant Scott Landers is President, Chief Executive Officer, and a director of the Company.

14.    Defendant Pamela F. Lenehan is Chair of the Board of the Company.

15.    Defendant Peter J. Simone is a director of the Company.

16.    Defendant Timothy B. Yeaton is a director of the Company.

17.    Defendant Denise F. Warren is a director of the Company.

18.    The defendants identified in paragraphs 10 through 17 are collectively referred to herein as the “Individual Defendants.”

CLASS ACTION ALLEGATIONS

19.    Plaintiff brings this action as a class action on behalf of himself and the other public stockholders of Monotype (the “Class”). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any defendant.

20.    This action is properly maintainable as a class action.

21.    The Class is so numerous that joinder of all members is impracticable. As of July 24, 2019, there were approximately 40,100,136 shares of Monotype common stock outstanding, held by hundreds, if not thousands, of individuals and entities scattered throughout the country.

22.    Questions of law and fact are common to the Class, including, among others, whether defendants will irreparably harm plaintiff and the other members of the Class if defendants’ conduct complained of herein continues.

23.    Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff’s claims are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

24.    The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications that would establish incompatible standards of conduct for defendants, or adjudications that would, as a practical matter, be dispositive of the interests of individual members of the Class who are not parties to the adjudications or would substantially impair or impede those non-party Class members’ ability to protect their interests.

25.    Defendants have acted, or refused to act, on grounds generally applicable to the Class as a whole, and are causing injury to the entire Class. Therefore, final injunctive relief on behalf of the Class is appropriate.

SUBSTANTIVE ALLEGATIONS

Background of the Company and the Proposed Transaction

26.    Monotype is a leading global provider of design assets, technology, and expertise for creative minds and content creators across the globe. The Company supports people from global enterprise organizations to agencies to individual designers by providing them solutions that drive brand expression, technology that cultivates meaningful engagement with customers, and expertise that drives better design and improved marketing outcomes.

27.    On July 25, 2019, Monotype’s Board caused the Company to enter into the Merger Agreement with Marvel.

28.     Pursuant to the terms of the Merger Agreement, Monotype’s stockholders will receive $19.85 in cash for each share of Monotype common stock they own.

29.    According to the press release announcing the Proposed Transaction:

Monotype Imaging Holdings Inc. (Nasdaq: TYPE) today announced that it has entered into a definitive agreement under which HGGC, a leading middle market private equity firm, will acquire all outstanding shares of Monotype common stock for $19.85 per share in cash, representing an aggregate equity value of approximately $825 million.

The $19.85 per share cash consideration represents a premium of approximately 23% to Monotype’s closing share price on July 25, 2019, the last full trading day before today’s announcement. The transaction, which was unanimously approved by Monotype’s Board of Directors, is expected to close in the fourth quarter of 2019. Following completion of the transaction, Monotype expects it will remain headquartered in Woburn, MA. . . .

The proposed transaction is subject to, among other customary closing conditions, approval by the holders of a majority of the shares of Monotype common stock, the expiration or termination of any applicable waiting periods under the Hart-Scott- Rodino (HSR) Antitrust Improvements Act of 1976 and the receipt of all clearances, approvals and/or authorizations required by German antitrust laws. There are no financing contingencies contemplated under the terms of the merger agreement. Following completion of the transaction, Monotype will become a privately-held company and shares of Monotype’s common stock will no longer be listed on any public market. Monotype will not continue paying its quarterly dividend through transaction close.

Advisors

J.P. Morgan is serving as exclusive financial advisor to Monotype, and Goodwin Procter LLP is serving as legal counsel. Deutsche Bank Securities Inc. is serving as exclusive financial advisor to HGGC and will also be the left lead arranger on the debt financing for the transaction. Kirkland & Ellis LLP is serving as legal counsel to HGGC.

30.    The Merger Agreement contains a “no solicitation” provision that prohibits the Individual Defendants from soliciting alternative proposals and severely constrains their ability to communicate and negotiate with potential buyers who wish to submit or have submitted unsolicited alternative proposals. Section 5.3(b) of the Merger Agreement provides:

Except as expressly permitted by this Section 5.3, from and after the No-Shop Period Start Date, the Company will and will cause each of its Subsidiaries and its and their officers and directors to, and will instruct and use its reasonable best efforts to cause its Representatives to, (i) cease any solicitations, discussions or negotiations with any Person that would be prohibited by this Section 5.3(b), request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person with whom a confidentiality agreement was entered into within the six (6) month period immediately preceding the No-Shop Period Start Date and terminate all access granted to any such Person and its Representatives to any physical or electronic data room; and (ii) until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, not, directly or indirectly, (A) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist the making, submission or announcement of any proposal, inquiry or offer that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (B) furnish to any Person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) or its Representatives (in their capacity as such) any non-public information relating to the Company Group or any Acquisition Proposal or afford to any Person or its Representatives (in their capacity as such) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of an Acquisition Proposal; (C) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.3); or (D) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not be required to enforce, and will be permitted to waive or release, any provision of any standstill or confidentiality agreement solely to the extent that such provision has the effect of prohibiting or purports to prohibit making a confidential Acquisition Proposal to the Company Board (or any committee thereof).

31.    Additionally, the Company must promptly advise Marvel of any proposals or inquiries received from other parties. Section 5.3(f) of the Merger Agreement states:

From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, within 24 hours thereafter) notify Parent in writing of

(i) the receipt by the Company or, to the Knowledge of the Company, its Representatives of any Acquisition Proposal; (ii) the identity of the Person or group of Persons making such Acquisition Proposal; (iii) a copy of any such Acquisition Proposal made in writing and any other written terms and proposals provided (including financing commitments) to the Company or its Representatives; and (iv) a written summary of material terms and conditions of any such Acquisition Proposal not made in writing. Thereafter, the Company must keep Parent reasonably informed, on a reasonably prompt basis, of the status and supplementally provide any change to the terms of any such Acquisition Proposals (including as required by clauses (i) through (iv) above and any amendments thereto) and the status of any such discussions or negotiations.

32.    Moreover, the Merger Agreement contains a “fiduciary out” provision permitting the Board to change its recommendation of the Proposed Transaction under extremely limited circumstances, and grants Marvel a “matching right” with respect to any “Superior Proposal” made to the Company. Section 5.3(e) of the Merger Agreement provides:

Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval: . . .

(ii) if the Company has received a bona fide Acquisition Proposal, whether during the Go-Shop Period or after the No-Shop Period Start Date, that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal and which did not result from any breach of this Section 5.3, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary obligations pursuant to applicable law;

(2) the Company has complied in all material respects with its obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;

(3) (i) the Company has provided prior written notice to Parent at least five (5) Business Days in advance (the “Notice Period”), which notice shall state (A) that the Company has received a bona fide Acquisition Proposal that has not been withdrawn and that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal; (B) to the extent not previously provided to Parent pursuant to Section 5.3(f), the material terms of such Acquisition Proposal, the identity of the Person or group of Persons making such Acquisition Proposal and copies of all material documents relating to such Acquisition Proposal; and (C) that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(e)(ii) absent revisions to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) permitted Parent and its Representatives an opportunity to make a presentation to the Company Board (or a committee thereof) regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); provided, however, that, in the event of any revisions to the financial terms or any other material term or condition of such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(e)(ii)(3) with respect to such new written notice (except that the Notice Period in respect of such new written notice shall be three (3) Business Day and the Company will not be required to permit Parent and its Representatives an opportunity to make a presentation as contemplated by clause (ii)(2) above); and

(4) in the event of any termination of this Agreement in order to cause or permit the Company to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying (or causing to be paid) the Company Termination Fee in accordance with Section 8.3(b)(iii).

33.    The Merger Agreement also provides for a “termination fee” of up to $24,750,000 payable by the Company to Marvel if the Individual Defendants cause the Company to terminate the Merger Agreement.

The Proxy Statement Omits Material Information, Rendering It False and Misleading

34.    Defendants filed the Proxy Statement with the SEC in connection with the Proposed Transaction.

35.    As set forth below, the Proxy Statement omits material information with respect to the Proposed Transaction, which renders the Proxy Statement false and misleading.

36.    First, the Proxy Statement omits material information regarding the Company’s financial projections.

37.    The Proxy Statement fails to disclose: (i) all line items used to calculate EBITDA; (ii) all line items used to calculate unlevered free cash flow; and (iii) a reconciliation of all non- GAAP to GAAP metrics.

38.    The disclosure of projected financial information is material because it provides stockholders with a basis to project the future financial performance of a company, and allows stockholders to better understand the financial analyses performed by the company’s financial advisor in support of its fairness opinion.

39.    Second, the Proxy Statement omits material information regarding the analyses performed by the Company’s financial advisor in connection with the Proposed Transaction, J.P. Morgan (“JPM”).

40.    With respect to JPM’s Discounted Cash Flow Analysis, the Proxy Statement fails to disclose: (i) all line items used to calculate unlevered free cash flow; (ii) the range of terminal values for the Company; (iii) the individual inputs and assumptions underlying the range of discount rates from 8.25% to 10.25% and the terminal growth rates ranging from 2.5% to 3.5%; and (iv) the Company’s fully diluted shares outstanding.

41.    With respect to JPM’s Equity Research Analyst Price Targets analysis, the Proxy Statement fails to disclose: (i) the price targets observed by JPM in the analysis; (ii) the sources thereof; and (iii) the individual inputs and assumptions underlying the discount rate of 9.75%.

42.     When a banker’s endorsement of the fairness of a transaction is touted to shareholders, the valuation methods used to arrive at that opinion as well as the key inputs and range of ultimate values generated by those analyses must also be fairly disclosed.

43.    Third, the Proxy Statement omits material information regarding potential conflicts of interest of JPM.

44.    The Proxy Statement fails to disclose the nature of the “commercial or investment banking relationships with . .. . certain affiliates of HGGC, for which J.P. Morgan and such affiliates have received, or will receive, customary compensation,” as well as the amount of such “customary compensation” JPM has received or will receive.

45.    Full disclosure of investment banker compensation and all potential conflicts is required due to the central role played by investment banks in the evaluation, exploration, selection, and implementation of strategic alternatives.

46.     The omission of the above-referenced material information renders the Proxy Statement false and misleading, including, inter alia, the following sections of the Proxy Statement: (i) Background of the Merger; (ii) Reasons for the Merger; Recommendation of the Board; (iii) Opinion of Monotype’s Financial Advisor; and (iv) Certain Financial Projections by the Management of Monotype.

47.    The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to the Company’s stockholders.

COUNT I

Claim for Violation of Section 14(a) of the 1934 Act and Rule 14a-9 Promulgated

Thereunder Against the Individual Defendants and Monotype

48.    Plaintiff repeats and realleges the preceding allegations as if fully set forth herein.

49.    The Individual Defendants disseminated the false and misleading Proxy Statement, which contained statements that, in violation of Section 14(a) of the 1934 Act and Rule 14a-9, in light of the circumstances under which they were made, omitted to state material facts necessary to make the statements therein not materially false or misleading. Monotype is liable as the issuer of these statements.

50.    The Proxy Statement was prepared, reviewed, and/or disseminated by the Individual Defendants. By virtue of their positions within the Company, the Individual Defendants were aware of this information and their duty to disclose this information in the Proxy Statement.

51.    The Individual Defendants were at least negligent in filing the Proxy Statement with these materially false and misleading statements.

52.    The omissions and false and misleading statements in the Proxy Statement are material in that a reasonable stockholder will consider them important in deciding how to vote on the Proposed Transaction.    In addition, a reasonable investor will view a full and accurate disclosure as significantly altering the total mix of information made available in the Proxy Statement and in other information reasonably available to stockholders.

53.    The Proxy Statement is an essential link in causing plaintiff and the Company’s stockholders to approve the Proposed Transaction.

54.    By reason of the foregoing, defendants violated Section 14(a) of the 1934 Act and Rule 14a-9 promulgated thereunder.

55.    Because of the false and misleading statements in the Proxy Statement, plaintiff and the Class are threatened with irreparable harm.

COUNT II

Claim for Violation of Section 20(a) of the 1934 Act

Against the Individual Defendants

56.    Plaintiff repeats and realleges the preceding allegations as if fully set forth herein.

57.    The Individual Defendants acted as controlling persons of Monotype within the meaning of Section 20(a) of the 1934 Act as alleged herein. By virtue of their positions as officers and/or directors of Monotype and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the false statements contained in the Proxy Statement, they had the power to influence and control and did influence and control, directly or indirectly, the decision making of the Company, including the content and dissemination of the various statements that plaintiff contends are false and misleading.

58.    Each of the Individual Defendants was provided with or had unlimited access to copies of the Proxy Statement alleged by plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause them to be corrected.

59.     In particular, each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company, and, therefore, is presumed to have had the power to control and influence the particular transactions giving rise to the violations as alleged herein, and exercised the same. The Proxy Statement contains the unanimous recommendation of the Individual Defendants to approve the Proposed Transaction. They were thus directly involved in the making of the Proxy Statement.

60.    By virtue of the foregoing, the Individual Defendants violated Section 20(a) of the 1934 Act.

61.    As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) of the 1934 Act and Rule 14a-9, by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, these defendants are liable pursuant to Section 20(a) of the 1934 Act. As a direct and proximate result of defendants’ conduct, plaintiff and the Class are threatened with irreparable harm.

PRAYER FOR RELIEF

WHEREFORE, plaintiff prays for judgment and relief as follows:

A.     Preliminarily and permanently enjoining defendants and all persons acting in concert with them from proceeding with, consummating, or closing the Proposed Transaction;

B.     In the event defendants consummate the Proposed Transaction, rescinding it and setting it aside or awarding rescissory damages;

C.     Directing the Individual Defendants to disseminate a Proxy Statement that does not contain any untrue statements of material fact and that states all material facts required in it or necessary to make the statements contained therein not misleading;

D.     Declaring that defendants violated Sections 14(a) and/or 20(a) of the 1934 Act, as well as Rule 14a-9 promulgated thereunder;

E.     Awarding plaintiff the costs of this action, including reasonable allowance for plaintiff’s attorneys’ and experts’ fees; and

F.    Granting such other and further relief as this Court may deem just and proper.

JURY DEMAND

Plaintiff hereby requests a trial by jury on all issues so triable.

Dated: September 3, 2019		RIGRODSKY & LONG, P.A.

	By:	/s/ Gina M. Serra
Brian D. Long (#4347)
OF COUNSEL:		Gina M. Serra (#5387)
300 Delaware Avenue, Suite 1220
RM LAW, P.C.		Wilmington, DE 19801
Richard A. Maniskas		Telephone: (302) 295-5310
1055 Westlakes Drive, Suite 300		Facsimile: (302) 654-7530
Berwyn, PA 19312		Email: bdl@rl-legal.com
Telephone: (484) 324-6800		Email: gms@rl-legal.com
Facsimile: (484) 631-1305
Email: rm@maniskas.com		Attorneys for Plaintiff